EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-192277) pertaining to the 2000 Stock Option and Incentive Plan, the 2003 Equity Incentive Plan, and 2013 Equity Incentive Plan of MacroGenics, Inc.;
2.Registration Statements (Form S-8 No. 333-202470, Form S-8 No. 333-209812, Form S-8 No. 333-217620, Form S-8 No. 333-223682 and Form S-8 No. 333-230292, Form S-8 No. 333-237127) pertaining to the 2013 Equity Incentive Plan of MacroGenics, Inc.;
3.Registration Statement (Form S-8 No. 333-214386) pertaining to the 2016 Employee Stock Purchase Plan of MacroGenics, Inc.;
4.Registration Statement (Form S-3 No. 333-249851) of MacroGenics, Inc.
of our reports dated February 25, 2021, with respect to the consolidated financial statements of MacroGenics, Inc. and the effectiveness of internal control over financial reporting of MacroGenics, Inc. included in this Annual Report (Form 10-K) of MacroGenics, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP
Baltimore, Maryland
February 25, 2021